Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS
September 19, 2005	Nasdaq: UAPH

UAP HOLDING CORP. ANNOUNCES NEXT PHASE

IN ORGANIZATIONAL EFFICIENCY PLAN

GREELEY, Colo. – September 19, 2005 – UAP Holding Corp. (Nasdaq: UAPH), the largest independent distributor of agricultural and non-crop inputs in the United States and Canada, today announced a streamlining of its organization and management structure. Over the past four years, the company has engaged in a focused effort to reduce expenses and enhance operational efficiencies. As part of the restructuring announced today, the company will consolidate ten of its regional distribution organizations into five, close one regional finance center, and further centralize and consolidate various accounting and administrative functions. The company’s organizational changes will be implemented immediately and the financial benefit should offset any one-time costs incurred in fiscal year 2006 and will be fully realized in UAP’s fiscal 2007.

“This streamlining will improve operating efficiencies and allow us the financial flexibility to support the sales growth and strategic initiatives that will enhance long-term shareholder value,” said L. Kenny Cordell, UAH Holding Corp.’s President and Chief Executive Officer. “As we come to the end of a good crop year for our growers, now is the best time to make the appropriate internal changes that will allow us to focus on our core competencies, while aggressively addressing the new opportunities we have in the marketplace.”

About the company

UAP Holding Corp. is the holding company of United Agri Products, Inc., the largest independent distributor of agricultural and non-crop inputs in the United States and Canada. United Agri Products markets a comprehensive line of products, including crop protection chemicals, seeds and fertilizers, to growers and regional dealers. United Agri Products also provides a broad array of value-added services, including crop management, biotechnology advisory services, custom blending, inventory management and custom applications of crop inputs. United Agri Products maintains a comprehensive network of approximately 330 distribution and storage facilities and three formulation and blending plants, strategically located throughout the United States and Canada. Additional information can be found on the company’s website, located at www.uap.com.

Safe Harbor Statement Under The U.S. Private Securities Litigation Reform Act Of 1995

This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, the company’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this release, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks related to the seasonality of the company’s business and weather conditions in its markets, its substantial leverage and restrictions contained in its debt agreements, the possibility of liability for pollution and other damage that is not covered by insurance or that exceeds its insurance coverage, its dependence on rebate programs, and other risks identified and discussed under the caption “Risk Factors” in Form 10-K filed with the Securities and Exchange Commission on May 27, 2005 and in the other documents the company files with the SEC from time to time.